UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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☐	Soliciting Material Pursuant to § 240.14a-12
Blue Nile, Inc.

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BLUE NILE, INC.
705 Fifth Avenue South
Suite 900
Seattle, Washington 98104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Nile, Inc., a Delaware corporation (the “Company”). Notice is hereby given that the Annual Meeting will be held on Tuesday, May 20, 2008 at 11:00 AM Pacific Time at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington 98101 for the following purposes:

1.	To elect three directors to hold office until the 2011 Annual Meeting of Stockholders;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 4, 2009;

3.  To approve our 2004 Equity Incentive Plan; and

4.  To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is March 31, 2008. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

By Order of the Board of Directors,

Terri K. Maupin
Secretary

Seattle, Washington
April 18, 2008

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on
May 20, 2008. The Company’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 30, 2007 is also available at http://investor.bluenile.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Proposal 1
The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee (Proposal 1).
Report of the Audit Committee of the Board of Directors(1)
Proposal 2 Ratification Of Selection Of Independent Auditors
Proposal 3 Approval of 2004 Equity Incentive Plan
Security Ownership of Certain Beneficial Owners And Management
Executive Officers
Compensation of Executive Officers
Stock Options Outstanding And Exercises
Report of the Compensation Committee of the Board of Directors
Compensation of Directors
Transactions with Related Persons
Annual Report on Form 10-K
Householding of Proxy Materials
Other Matters

BLUE NILE, INC.
705 Fifth Avenue South
Suite 900
Seattle, Washington 98104

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 20, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Blue Nile, Inc. (sometimes referred to as “we”, the “Company” or “Blue Nile”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 18, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 31, 2008 will be entitled to vote at the Annual Meeting. On this record date, there were 15,006,791 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on March 31, 2008 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, please fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 31, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1)  Election of three directors;

2)	Ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 4, 2009; and

3)  Approval of our 2004 Equity Incentive Plan.

How do I vote?

For proposal number 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For proposal numbers 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when you call. Your vote must be received by 8:59 PM Pacific Time (11:59 PM Eastern Time) on Monday, May 19, 2008 to be counted.

➢	To vote on the Internet, go to http://www.proxyvoting.com/nile to complete an electronic proxy card. Your vote must be received by 8:59 PM Pacific Time (11:59 PM Eastern Time) on Monday, May 19, 2008 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Blue Nile. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, “For” the ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 4, 2009, and “For” the approval of our 2004 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a timely written notice that you are revoking your proxy to Blue Nile’s Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

➢	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 19, 2008 (120 calendar days prior to the anniversary of the mailing date of this proxy statement), to our Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Act of 1934, as amended.

A stockholder proposal or nomination for director that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in our Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to our Corporate Secretary at our principal executive offices no later than the close of business on February 19, 2009 (90 days prior to the first anniversary of the 2008 Annual Meeting Date) nor earlier than the close of business on January 20, 2009 (120 days prior to the first anniversary of the 2008 Annual Meeting date). In the event that we set an Annual Meeting date for 2009 that is not within 30 days before or after the anniversary of the 2008 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made. Our Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review our Bylaws carefully. You may obtain a copy of our Bylaws by mailing a request in writing to Blue Nile’s Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting. With respect to the election of directors, the inspector of elections will count votes “For” and “Withheld” and the three directors who receive the greatest number of “For” votes (among votes properly cast in person or by proxy) will be elected to the Board of Directors. With respect to the ratification of the selection of independent auditors for fiscal year 2008 and the approval of our 2004 Equity Incentive Plan, the inspector of elections will count votes cast “For” and “Against” the proposals, along with any abstentions. Abstentions from voting on these proposals will be counted towards a quorum and will have the same effect as “Against” votes. The proposal to ratify the selection of independent auditors for fiscal year 2008 and the proposal to approve our 2004 Equity Incentive Plan will be approved if the holders of a majority of shares present and entitled to vote either in person or by proxy vote “For” the proposal.

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

How many votes are needed to approve each proposal?

➢	Proposal 1 – Election of Directors. For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢	Proposal 2 – Ratification of Deloitte & Touche LLP as Independent Auditors. To be approved, Proposal No. 2, the ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 4, 2009, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

➢	Proposal 3 – Approval of 2004 Equity Incentive Plan. To be approved, Proposal No. 3, our 2004 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the Annual Meeting or represented by proxy. On the record date, there were 15,006,791 shares of common stock outstanding and entitled to vote. Thus, the holders of 7,503,396 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted towards the quorum requirement. In the absence of a quorum, the Annual Meeting may be adjourned either by the Chairman of the meeting or by vote of the holders of a majority of shares present at the meeting in person or represented by proxy.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of the fiscal year ending January 4, 2009.

Proposal 1

Election Of Directors

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board of Directors presently has eight members.  There are three directors in the class whose term of office expires in 2008, Mark Vadon, Eric Carlborg and Joanna Strober. Each of these directors has been nominated by the Board of Directors and has agreed to stand for reelection. Mr. Vadon, Mr. Carlborg and Ms. Strober are current directors who were previously elected by the stockholders. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Mark Vadon, Eric Carlborg and Joanna Strober to stand for election at the 2008 Annual Meeting. If elected, Mr. Carlborg and Ms. Strober would be independent non-employee directors. If elected at the 2008 Annual Meeting, each of Mr. Vadon, Mr. Carlborg and Ms. Strober would serve until the 2011 Annual Meeting and until his or her successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Mark Vadon and Diane Irvine attended the 2007 Annual Meeting.

For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2011 Annual Meeting

Mark Vadon
Mark Vadon, age 38, co-founded Blue Nile and has served as Chairman of the Board of Directors since its inception in March 1999. He has served as the Company’s Executive Chairman since February 2008 and served as the Company’s Chief Executive Officer from March 1999 to February 2008. From March 1999 to February 2007, Mr. Vadon was also Blue Nile’s President. From December 1992 to March 1999, Mr. Vadon was a consultant for Bain & Company, a management consulting firm. Mr. Vadon holds a B.A. in Social Studies from Harvard University and an M.B.A. from Stanford University.

Eric Carlborg
Eric Carlborg, age 44, has served as a director since February 2005. Since April 2006, Mr. Carlborg has served as a partner at Continental Investors LLC, an investment company. From September 2005 to March 2006, Mr. Carlborg served as Chief Financial Officer of ProvideCommerce, Inc., an e-commerce company. From July 2001 to October 2004, Mr. Carlborg was a Managing Director of Investment Banking with Merrill Lynch & Co., a financial services company. Prior to his tenure at Merrill Lynch, Mr. Carlborg served in various executive financial positions, including Chief Financial Officer at Authorize.net, Inc. and Chief Strategy Officer at Go2Net, Inc., providers of Internet products and services. Mr. Carlborg also previously served as Chief Financial Officer for Einstein/Noah Bagel Corp., a food service company. Mr. Carlborg previously served as a member of the Board of Directors of Big Lots, Inc., a Fortune 500 retailer. Mr. Carlborg holds a B.A. from the University of Illinois and an M.B.A. from the University of Chicago.

Joanna Strober
Joanna Strober, age 39, has served as a director since May 1999. Ms. Strober has served as Managing Director of Private Equity at Sterling Stamos Capital Management, a registered investment advisor, since June 2007 and served as Director of Private Equity at Sterling Stamos Capital Management from August 2005 to June 2007. From June 2004 to August 2005, Ms. Strober served as Managing Director of Pacific Community Ventures, a private equity firm. From January

2003 until June 2004, Ms. Strober served as Managing Director at Symphony Technology Group, an enterprise software investment firm. From April 1996 to December 2002, Ms. Strober held various positions at Bessemer Venture Partners, a private venture capital firm, most recently serving as a General Partner from January 2000 to December 2002. From August 1994 to March 1996, Ms. Strober was an associate at Venture Law Group, a corporate law firm. Ms. Strober holds a B.A. in Political Science from the University of Pennsylvania and a J.D. from the University of California, Los Angeles.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee (Proposal 1).

Directors Continuing in Office Until the 2009 Annual Meeting

Mary Alice Taylor
Mary Alice Taylor, age 58, has served as a director since March 2000. Ms. Taylor has been an independent business executive since October 2000. She held a temporary assignment as Chairman and Chief Executive Officer of Webvan Group, Inc., an e-commerce company, from July 2001 to December 2001. Prior to that, she served as Chairman and Chief Executive Officer of HomeGrocer.com, an e-commerce company, from September 1999 until she completed a sale of the company to Webvan Group, Inc. in October 2000. From January 1997 to September 1999, Ms. Taylor served as Corporate Executive Vice President of Worldwide Operations and Technology for Citigroup, Inc., a financial services organization. Ms. Taylor also served as Senior Vice President of Federal Express Corporation, a delivery services company, from September 1991 until December 1996. Ms. Taylor holds a B.S. in Finance from Mississippi State University. Ms. Taylor also serves on the Board of Directors of Allstate Corporation, an insurance company.

Michael Potter
Michael Potter, age 46, has served as a director since October 2007. Mr. Potter served as Chairman and Chief Executive Officer of Big Lots, Inc., a Fortune 500 retailer, from June 2000 to June 2005. Prior to serving as Chief Executive Officer, Mr. Potter served in various capacities at Big Lots, including the role of Chief Financial Officer. Prior to Big Lots, Mr. Potter held various positions at The Limited, Inc., May Department Stores, and Meier & Frank, all retail companies. Mr. Potter currently serves on the Board of Directors of Coldwater Creek, Inc., a triple channel retailer of women’s apparel, gifts and accessories. Mr. Potter holds an M.B.A. from Capital University in Ohio and a B.S. in Finance and Management from the University of Oregon.

Steve Scheid
Steve Scheid, age 54, has served as a director since October 2007. Mr. Scheid currently serves as Chairman of the Board of Janus Capital Group, Inc. (“Janus”). From April 2004 until December 2005, Mr. Scheid served as Chief Executive Officer and Chairman of the Board of Janus. Scheid joined the Janus Board in December 2002 and was appointed Chairman in January 2004. Scheid served as Vice Chairman of The Charles Schwab Corporation (“Schwab”) and President of Schwab’s retail group from 2000 to 2002. Prior thereto, Mr. Scheid headed Schwab’s financial products and services group and was the firm’s Chief Financial Officer from 1996 through 1999. From 2001 to 2002, Mr. Scheid served on the Federal Advisory Council, which provides oversight to the Federal Reserve Board in Washington, D.C. Mr. Scheid currently serves on the Board of Directors of PMI Group, Inc., an international provider of credit enhancement products. Mr. Scheid holds a B.S. from Michigan State University.

Directors Continuing in Office Until the 2010 Annual Meeting

Diane Irvine
Diane Irvine, age 49, has served as a director since May 2001, and has served as Blue Nile’s Chief Executive Officer since February 2008 and President since February 2007. She served as the Company’s Chief Financial Officer from December 1999 to September 2007. From February 1994 to May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., a timberland management and wood products company. From September 1981 to February 1994, Ms. Irvine served in various capacities, most recently as a partner, with Coopers and Lybrand LLP, an accounting firm. Ms. Irvine serves on the Board of Directors of Davidson Companies, an investment banking and asset management company. Ms. Irvine holds a B.S. in Accounting from Illinois State University and an M.S. in Taxation from Golden Gate University.

Joseph Jimenez
Joseph Jimenez, age 48, has served as a director since March 2000. Mr. Jimenez has served as Chief Executive Officer of Novartis Pharma AG, a division of Novartis AG, a diversified pharmaceuticals company, since October 2007. From April 2007 to October 2007, Mr. Jimenez served as CEO of Novartis Consumer Health. From September 2001 to April 2006, Mr. Jimenez served as Executive Vice President of H.J. Heinz Company, a food products company. Mr. Jimenez also served as President and Chief Executive Officer of Heinz Europe from July 2002 to April 2006. From November 1998 to July 2002, Mr. Jimenez served as President and Chief Executive Officer of Heinz North America. Mr. Jimenez holds a B.A. in Economics from Stanford University and an M.B.A. from the University of California, Berkeley.

Independence of The Board of Directors

As required under the NASDAQ Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect, from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board of Directors affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mary Alice Taylor, Eric Carlborg, Joseph Jimenez, Michael Potter, Steve Scheid and Joanna Strober. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with us. Mr. Vadon, our Executive Chairman, and Ms. Irvine, our Chief Executive Officer and President, are not independent directors by virtue of their employment with us.

Meetings of the Board of Directors

The Board of Directors met four times during the fiscal year 2007. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and meetings of the committees on which he or she served, held during the period for which he or she was a director or committee member, other than Mr. Jimenez who attended 68% (15 out of 22) of the aggregate number of the Board of Directors, Audit Committee and Compensation Committee meetings during the fiscal year 2007 because he was traveling during the meeting times.

As required under applicable Nasdaq listing standards, in fiscal year 2007, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. The lead independent director, Mary Alice Taylor, presided over the executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of Blue Nile’s Corporate Secretary at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating and Corporate Governance Committee, as applicable.

Information Regarding the Board of Directors and its Committees

In April 2004, our Board of Directors documented the governance practices followed by us and our Board of Directors by adopting the Corporate Governance Policies of the Board of Directors (the “Governance Policies”). The Governance Policies provide the Board of Directors with the necessary authority to review and evaluate our business operations, as needed, and they are designed to facilitate the Board of Directors’ independent decision making authority. The Governance Policies are intended to align the interests of directors and management with those of our stockholders. The Governance Policies, among other things, set forth the practices the Board of Directors will follow with respect to the selection of directors, the independence of the directors, meetings of the Board of Directors, committees of the Board of Directors and the responsibilities of the Board of Directors. The Governance Policies were adopted to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies of the Board of Directors, as well as the charters for each committee of the Board of Directors, may be viewed on our website at www.bluenile.com in the corporate governance section of our investor relations page.

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2007 for each of the committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance

Eric Carlborg	X	*
Diane Irvine
Joseph Jimenez			X
Michael Potter(2)	X				X
Steve Scheid(1)			X	*
Joanna Strober			X		X
Mary Alice Taylor**	X				X	*
Mark Vadon

Total meetings in fiscal year 2007	8		10		5

*	Committee Chairperson
**	Lead Independent Director

(1)	Mr. Scheid was elected to the Board of Directors effective October 2007, appointed to the Compensation Committee in January 2008 and appointed Chair of the Compensation Committee in April 2008. Mr. Jimenez served as Chair of the Compensation Committee prior to Mr. Scheid.
(2)	Mr. Potter was elected to the Board of Directors effective October 2007 and was appointed to each of the Audit Committee and the Nominating and Corporate Governance Committee in January 2008.

Below is a description of each committee of the Board of Directors. Each committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	evaluating the systems of internal control over financial reports;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviewing and approving or rejecting transactions between us and any related parties;

•	conferring with management and the independent auditors regarding the effectiveness of our internal controls over financial reporting;

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing our annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Three directors comprise the Audit Committee:  Mr. Carlborg, Mr. Potter and Ms. Taylor. The Audit Committee met eight times during fiscal year 2007. The Audit Committee has adopted a written charter that is available on our website, www.bluenile.com, in the corporate governance section of our investor relations page.

Our Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that each of our Audit Committee members, Mr. Carlborg, Mr. Potter and Ms. Taylor, qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules. In making this determination, the Board of Directors made a qualitative assessment of Mr. Carlborg, Mr. Potter and Ms. Taylor’s level of knowledge and experience based on a number of factors, including their respective formal education, experience, business acumen and independence.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2007 with management of Blue Nile. The Audit Committee has also discussed with Blue Nile’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Blue Nile’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as adopted by the PCAOB in Rule 3600T and has discussed with Blue Nile’s independent auditors the independent auditor’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Blue Nile’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Date: April 18, 2008

Respectfully submitted,

Eric Carlborg, Chairman
Michael Potter
Mary Alice Taylor

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:

•	establishment of corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these objectives;

•	review and approval of the compensation and other terms of employment of our executive officers and other senior management; and

•	administration of our equity compensation plans, incentive compensation plans, and other similar plans.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in our Proxy Statement.

Three directors comprise the Compensation Committee:  Mr. Scheid, Mr. Jimenez and Ms. Strober. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met ten times during fiscal year 2007. The Compensation Committee has adopted a written Compensation Committee charter that is available on our website, www.bluenile.com, in the corporate governance section of our investor relations page.

The agenda for each Compensation Committee meeting is generally developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Executive Chairman, and the General Counsel, as appropriate. The Compensation Committee meets regularly in executive session. From time to time, various members of management as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist it in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2004, the Compensation Committee formed the Stock Award Committee, currently composed of Mr. Vadon and Ms. Irvine, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not executive officers of us within ranges determined by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee’s members has at any time been an officer or employee of Blue Nile. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee. None of our Compensation Committee’s members is or was a participant in a “related person transaction” in the past fiscal year (see “Transactions with Related Persons” included herein for a description of our policy on related person transactions).

Additional information about the Compensation Committee is set forth in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve as directors;

•	recommending candidates to the Board of Directors for election to the Board of Directors;

•	reviewing and evaluating incumbent directors;

•	considering recommended director nominees and proposals submitted by stockholders;

•	establishing policies and procedures to facilitate stockholder communications with the Board of Directors;

•	evaluating the performance, authority, operations, charter and composition of each standing committee and the performance of each committee member and recommend changes, as it deems appropriate;

•	developing and periodically reviewing a management succession plan;

•	establishing and carrying-out a process for the periodic review of the performance of the Board of Directors and its committees and management;

•	assessing the independence of directors;

•	evaluating the need for a plan or program for the continuing education of directors;

•	developing and reviewing our corporate governance principles; and

•	overseeing our policies and practices regarding philanthropic and political activities.

Three directors comprise the Nominating and Corporate Governance Committee: Ms. Taylor, Mr. Potter and Ms. Strober. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met five times during fiscal year 2007. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website, www.bluenile.com, in the corporate governance section of our investor relations page.

Criteria for Nominees.  The Nominating and Corporate Governance Committee reviews the experience and characteristics appropriate for members of the Board of Directors and director nominees in light of the Board of Directors’ composition at the time and skills and expertise needed at the Board of Directors and committee levels. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be “independent” under Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible nominees after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the nominees and then selects a nominee or nominees for recommendation to the Board of Directors by majority vote.

To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director nominees. To date, the Nominating and Corporate Governance Committee has not received a timely recommendation for a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider properly submitted director nominees recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104, Attention: Corporate Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. No such recommendation of a nominee to the Nominating and Corporate Governance Committee shall be deemed to satisfy the nomination requirements set forth in our Bylaws.

Stockholder Communications With The Board Of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of our individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Corporate Secretary of Blue Nile at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis.

Code Of Ethics

We have adopted the Blue Nile, Inc. Code of Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is available on our website at www.bluenile.com in the corporate governance section of our investor relations page. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website and file a Current Report on Form 8-K to the extent required by law and the Nasdaq listing standards.

Proposal 2

Ratification Of Selection Of Independent Auditors

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 4, 2009 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP audited our financial statements for the years ended December 30, 2007 and December 31, 2006. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. The Audit Committee, however, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will have the same effect as a vote against this proposal.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 30, 2007 and December 31, 2006 by Deloitte & Touche LLP our principal accountant for each of these fiscal years. All fees described below were approved by the Audit Committee.

Fiscal Year Ended
	December 30, 2007	December 31, 2006

Audit Fees (1)	$ 601,928	$ 534,500
Audit-related Fees	—	—
Tax Fees (2)	11,150	10,000
All Other Fees	—	—

Total Fees	$ 613,078	$ 544,500

(1)	Audit fees include services for verifying our consolidated financial statements, along with reviews of our interim financial information and our Forms 10-K and 10-Q. Audit fees also include fees related to the audit of our internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and the attestation of management’s report on the effectiveness of our internal control over financial reporting.

(2)	Tax fees in fiscal 2007 relate to 2006 federal and state tax return preparation and federal, state and foreign tax planning and consulting. Tax fees in fiscal 2006 relate to 2005 federal and state tax return preparation.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. These policies generally provide for the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to and ratified by the full Audit Committee at its next scheduled meeting. As such, the engagement of

Deloitte & Touche LLP to render all of the services described in the categories above was approved by the Audit Committee in advance of rendering those services or approved by a delegate and subsequently ratified by the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Change In Independent Public Accountant

On April 4, 2006, the Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2006 in place of PricewaterhouseCoopers LLP.

In connection with our audits for the fiscal years ended January 2, 2005 and January 1, 2006, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on April 4, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s reports on the financial statements for the fiscal years ended January 2, 2005 and January 1, 2006 did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K as filed with the SEC on April 10, 2006.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Approval of 2004 Equity Incentive Plan

The Board of Directors recommends that our stockholders approve the terms of our 2004 Equity Incentive Plan (referred to as the “Equity Incentive Plan”) to preserve the deductibility of certain compensation paid to “covered employees” subject to deductibility limits under Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). “Covered employees” include our Chief Executive Officer and our three next most highly compensated officers (other than our Chief Financial Officer).

Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to covered employees in a taxable year to the extent that compensation to a covered employee exceeds $1.0 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, and (ii) provide a per-person limit on the number of shares subject to options granted to any employee under the plan in any year. Such terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the Equity Incentive Plan, which includes terms regarding eligibility for such awards and a per-person limit on such awards.

Prior to the 2008 Annual Meeting of Stockholders, option grants issued under the Equity Incentive Plan have not been subject to the deductibility limits under Section 162(m) because compensation plans that are in effect before a company becomes public may be subject to certain transition rules that defer the application of Section 162(m) for a period of time after the company goes public. For companies that become publicly held through an initial public offering, the transition period generally expires at the first meeting of the company’s stockholders at which the directors are to be elected that occurs after the close of the third calendar year following an initial public offering. This transition period, as it relates to us, expires at the 2008 Annual Meeting of Stockholders. This means that we need to submit our Equity Incentive Plan for stockholder approval to preserve the deductibility of options granted under the Equity Incentive Plan and otherwise comply with Section 162(m) in 2008.

A copy of the Equity Incentive Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the material terms of the Equity Incentive Plan does not purport to be a complete description. Please refer to the complete copy of the Equity Incentive Plan in Appendix A for more detailed information.

General

The Equity Incentive Plan provides for the grant or issuance of nonstatutory stock options, restricted stock awards, stock appreciation rights, restricted stock units and other forms of equity compensation, which may be granted to our employees (including executive officers), directors and consultants. Nonstatutory stock options granted under the Equity Incentive Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of the various awards included in the Equity Incentive Plan.

Purpose

The Equity Incentive Plan was adopted to provide a means by which selected employees and directors of and consultants to us and our affiliates could be given an opportunity to benefit from increases in the value of our common stock, to retain the services of the group of persons eligible to receive Stock Awards (as defined below), to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of us and our affiliates.

Stock Awards

The Equity Incentive Plan provides for nonstatutory stock options, restricted stock awards, stock appreciation rights, restricted stock units and other forms of equity compensation (collectively referred to herein as “Stock Awards”).

Administration

The Equity Incentive Plan is administered by the Board or by a committee of the Board. The Board has the power to construe and interpret the Equity Incentive Plan and Stock Awards and, subject to the provisions of the Equity Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, to determine the type and terms of each Stock Award that will be granted, to amend the terms of the Equity Incentive Plan and outstanding Stock Awards, to accelerate the vesting or exercisability of Stock Awards, to cancel outstanding nonstatutory stock options in exchange for new Stock Awards, to terminate or suspend the Equity Incentive Plan and to exercise such powers and perform such acts that promote our best interests and that are not in conflict with the terms of the Plan. The Board is authorized to delegate administration of the Equity Incentive Plan to a committee composed of one or more members of the Board; provided, however, that with respect to grants of Stock Awards made to certain covered employees or persons who are subject to Section 16 of the Securities Exchange Act of 1934, such committee must be composed of two or more outside members of the Board. If administration is delegated to a committee, the committee has the power to delegate administrative powers to one or more subcommittees of one or more directors. As used herein with respect to the Equity Incentive Plan, the “Board” refers to any committee to which the Board delegates administration of the Equity Incentive Plan (and, if applicable, any subcommittee) as well as to the Board itself.

Shares Subject to the Plan

The Equity Incentive Plan provides that the common stock that may be issued pursuant to Stock Awards under the Equity Incentive Plan initially shall not exceed in the aggregate six million four hundred thousand (6,400,000) shares of our common stock (before giving effect to the 1-for-2.5 reverse stock split of our common stock on April 30, 2004, prior to our initial public offering). Each year on the first day of the Company’s fiscal year, beginning in 2005 and ending on the first day of the fiscal year in 2014, the number of shares of common stock reserved for issuance under the Equity Incentive Plan will increase by five percent (5%) of our shares of common stock outstanding on such date; provided, however, that the Board, in its discretion, may designate a smaller number by which the reserve will be increased. To date, the Board has not elected to decrease the amount of the increase.

If a Stock Award granted under the Equity Incentive Plan or our 1999 Equity Incentive Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to any such Stock Award are forfeited to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not acquired under such Stock Award will revert to and again become available for issuance under the Equity Incentive Plan. In addition, any shares withheld for the payment of taxes, used to “net exercise” a Stock Award, or acquired by us as consideration for the exercise of a Stock Award will again become available for issuance under the Equity Incentive Plan. Shares issued under the Equity Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

As of March 13, 2008, there were a total of 3,382,435 shares of common stock available for issuance pursuant to Stock Awards under the Equity Incentive Plan, and there were options to purchase 1,675,090 common stock outstanding under the Equity Incentive Plan.

Eligibility

Nonstatutory stock options, restricted stock awards, stock appreciation rights, restricted stock units and other forms of equity compensation may be granted to our employees (including executive officers), directors and consultants, and to the employees and consultants of any of our affiliates. All of the approximately 180 non-executive employees of and consultants to us and our affiliates, our seven executive officers, and our six non-employee directors are eligible to participate in the Equity Incentive Plan.

The Equity Incentive Plan provides that no employee is eligible to be granted options under the Equity Incentive Plan covering more than 2,500,000 shares of common stock (before giving effect to the 1-for-2.5 reverse stock split of our common stock on April 30, 2004, prior to our initial public offering) during any calendar year.

Term and Termination of Stock Awards

The Board shall determine the term of a Stock Award, provided that the maximum term of options granted under the Equity Incentive Plan is ten (10) years.

In the event an optionee’s continuous service as an employee, director or consultant of us or any affiliate is terminated other than for death or disability, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period of time ending on the earlier of (i) the date three (3) months after the termination of the optionee’s continuous service as an employee, director or consultant (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. If, after termination, the optionee does not exercise his or her option within the time specified in the option agreement, such option terminates.

In the event an optionee’s continuous service as an employee, director or consultant of us or any affiliate terminates as a result of the optionee’s disability, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of such option as set forth in the option agreement. In the event an optionee’s continuous service as an employee, director or consultant of us or any affiliate terminates as a result of the optionee’s death or the optionee dies within a specified period after termination of service, the optionee (or such optionee’s estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (a) eighteen (18) months following the optionee’s death (or such longer or shorter period as specified in the option agreement) or (b) the expiration of the term of the option as set forth in the option agreement. The term of an option may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term. If the option is not exercised within the time specified in the option agreement, such option terminates.

In the event a stock appreciation right recipient’s continuous service as an employee, director or consultant of us or any affiliate terminates, the recipient’s unvested stock appreciation rights will be forfeited and any vested stock appreciation rights will be automatically redeemed.

In the event a restricted stock award recipient’s continuous service as an employee, director or consultant of us or any affiliate terminates, we may repurchase or otherwise reacquire any or all of the shares of common stock held by that person which have not vested as of the date of termination under the terms of the restricted stock award agreement between us and such person; provided, however, that we will not exercise our repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock, unless otherwise determined by the Board.

In the event a restricted stock unit award recipient’s continuous service as an employee, director or consultant of us or any affiliate terminates, any unvested restricted stock units will be forfeited, except as may be provided otherwise in the restricted stock unit award agreement.

Exercise/Purchase Price of Stock Awards

The exercise price of each nonstatutory stock option will be determined by the Board on the date of grant, provided that the exercise price may not be less than 50% of the fair market value of the stock underlying the option on the date of grant. The strike price of each stock appreciation right will be determined by the Board on the date of grant. The purchase price of a restricted stock award or a restricted stock unit award, if any, will be determined by the Board on the date such award is made and may not be less than any legally required purchase price for the stock. The terms of other equity awards, including any exercise or purchase price, will be determined by the Board.

On March 13, 2008, the last reported sales price of our common stock on the NASDAQ Global Select Market was $39.90 per share.

Consideration

The purchase price of stock acquired pursuant to a nonstatutory stock option will be determined by the Board and may include cash, common stock previously owned by the optionee, a deferred payment arrangement, a broker assisted exercise, a net exercise of the option or other legal consideration approved by the Board.

The purchase price for a restricted stock award, if any, will be determined by the Board and may include cash, the recipient’s past services, a deferred payment arrangement or other legal consideration approved by the Board.

The purchase price for a restricted stock unit award, if any, will be determined by the Board and may include any form permitted under applicable law.

Transferability

Generally, an optionee may not transfer a nonstatutory stock option other than by will or the laws of descent and distribution unless the option agreement provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

A stock appreciation right, a restricted stock award or a restricted stock unit award shall be transferable only to the extent provided in, and upon such terms and conditions as may be set forth in, the Stock Award agreement evidencing such Stock Award.

Vesting

The total number of shares of common stock subject to a nonstatutory stock option may vest in periodic installments that may, but need not, be equal. The option may be subject to such other terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. An option agreement may provide that an option may be exercised only to the extent vested or that an optionee may exercise the option prior to full vesting, provided that we may have a repurchase right with respect to any unvested shares.

Restricted stock awards may be subject to a repurchase option in favor of us in accordance with a vesting schedule determined by the Board.

The Board may impose restrictions or conditions on the vesting of stock appreciation rights and restricted stock unit awards as the Board may deem appropriate.

Tax Withholding

To the extent provided by a Stock Award Agreement, a participant may satisfy any tax withholding obligation relating to a Stock Award by tendering a cash payment, authorizing us to withhold a portion of the common stock otherwise issuable to the participant, or delivering shares of common stock already owned by the participant.

Adjustments upon Changes in Stock

If any change is made in the common stock subject to the Equity Incentive Plan or subject to any Stock Award without receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Equity Incentive Plan, including the number of shares subject to the automatic annual increase, the maximum per-person annual award limit applicable under the Equity Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

Corporate Transactions and Changes in Control

In the event of a Corporate Transaction (as defined in the Equity Incentive Plan), any surviving or acquiring corporation may assume or continue any Stock Awards outstanding under the Equity Incentive Plan or may substitute similar awards for those outstanding under the Equity Incentive Plan. In the event a surviving corporation does not assume or continue such Stock Awards or substitute similar awards, then, with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full prior to the completion of such transaction (and contingent upon its completion) and, if applicable, such Stock Awards shall terminate if not exercised at or prior to the effective time of such Corporate Transaction. Restricted stock awards may have their repurchase or forfeiture rights assigned to the surviving or acquiring corporation. If such repurchase or forfeiture rights are not assigned, then such awards held by awardholders whose service has not terminated will become fully vested. All other awards will terminate if not exercised prior to the Corporate Transaction.

For purposes of the Equity Incentive Plan, a “Corporate Transaction” means (i) a merger, consolidation, or similar transaction where we are not the surviving corporation, (ii) the sale or other disposition of all or substantially all, as determined by the Board in its discretion, of our assets, (iii) the sale or other disposition of at least fifty percent (50%) of our outstanding securities or (iv) a merger, consolidation or similar transaction in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

A Stock Award held by any participant whose continuous service has not terminated prior to certain specified change in control events (as defined in the Equity Incentive Plan) may be subject to additional acceleration of vesting and exercisability upon or after the event, as may be provided in the agreement for such Stock Award or as may be provided in any other written agreement between us or our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

The acceleration of vesting of a Stock Award in the event of a corporate transaction or a change in control event under the Equity Incentive Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Amendment of the Equity Incentive Plan

The Board, at any time, and from time to time, may amend the Equity Incentive Plan. However, no amendment shall be effective unless approved by our stockholders where such amendment requires stockholder approval under applicable law or pursuant to the listing requirements of any exchange on which the shares are listed. The Board may in its sole discretion submit any other amendment to the Equity Incentive Plan for stockholder approval.

Duration, Termination and Suspension of the Equity Incentive Plan

The Board may suspend or terminate the Equity Incentive Plan at any time. Unless sooner terminated, the Equity Incentive Plan will terminate on March 8, 2014. No Stock Awards may be granted under the Equity Incentive Plan while the Equity Incentive Plan is suspended or after it is terminated.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the Equity Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Equity Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation).

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Restricted Stock Awards. Restricted stock awards granted under the Equity Incentive Plan generally have the following federal income tax consequences:

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation). Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Stock Appreciation Rights. Stock appreciation rights granted under the Equity Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the recipient or us by reason of the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation right’s strike price. However, if the stock (to the extent stock is received upon exercise of the stock appreciation right) is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation). Upon disposition of the stock (to the extent stock is received upon exercise of the stock appreciation right), the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the stock appreciation right. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Restricted Stock Unit Awards. Restricted stock unit awards granted under the Equity Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the recipient or us by reason of the grant of a restricted stock unit award. Upon receipt of the stock (or cash), the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, if the stock (to the extent stock is received upon exercise of the restricted stock unit award) is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation). Upon disposition of the stock (to the extent stock is received), the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon receipt of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held company for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1.0 million for a covered employee. It is possible that compensation attributable to Stock Awards granted in the future under the Equity Incentive Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation if (i) such options are approved by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant.

2004 Equity Incentive Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the Equity Incentive Plan since awards under the Equity Incentive Plan are determined by the plan administrator in its discretion. The following table sets forth information about awards granted under the Equity Incentive Plan during the fiscal year ended December 30, 2007 to (i) our “named executive officers,” (ii) all current executive officers as a group (seven people), (iii) all current non-employee directors as a group (six people), and (iv) all non-executive employees (including all current officers who are not executive officers) as a group (approximately 180 people). On March 13, 2008, the last reported sales price of our common stock on the NASDAQ Global Select Market was $39.90.

2004 Equity Incentive Plan
Number of Shares Subject to
Stock Option Awards
Name and Position	Granted in Fiscal Year 2007
Mark Vadon
Executive Chairman and Chairman of the Board of Directors	60,000

Diane Irvine
Chief Executive Officer, President and Director	45,000

Darrell Cavens
Senior Vice President	22,000

Robin Easton(1)
Chief Financial Officer	33,310

Susan Bell
Senior Vice President	17,000

Dwight Gaston
Senior Vice President	17,000

Executive Group	202,310

Non-Executive Director Group	1,702

Non-Executive Officer Employee Group	114,262

Consultants	500

(1)	Mr. Easton resigned from Blue Nile effective March 31, 2008.

Equity Compensation Plan Information

We currently maintain four compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These plans consist of the 1999 Equity Incentive Plan, the 2004 Equity Incentive Plan, the 2004 Non-Employee Directors’ Stock Option Plan and the 2004 Employee Stock Purchase Plan. Each of these four plans has been approved by the Company’s stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 30, 2007:

Number of Shares
Remaining
	Number of Shares		Weighted-	Available for
	to be Issued Upon		Average Exercise	Future Issuance
	Exercise of		Price of	Under Equity
	Outstanding		Outstanding	Compensation
	Options,		Options,	Plans (Excluding
	Warrants and		Warrants and	Shares Reflected
Plan Category	Rights		Rights	in Column 1)

Equity compensation plans approved by stockholders (3)	2,036,755	(1)	$32.84	4,968,208	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	2,036,755	(1)	$32.84	4,968,208	(2)

(1)	Includes outstanding options to purchase 496,977 shares of common stock under the 1999 Equity Incentive Plan, 1,478,194 shares of common stock under the 2004 Equity Incentive Plan, 61,584 shares of common stock under the 2004 Non-Employee Directors’ Stock Option Plan and 0 shares of common stock under the 2004 Employee Stock Purchase Plan.

(2)	There are 0 shares available for grant under the 1999 Equity Incentive Plan, 3,584,807 shares available for grant under the 2004 Equity Incentive Plan, 383,401 shares available for grant under the 2004 Non-Employee Directors’ Stock Option Plan and 1,000,000 shares available for grant under the 2004 Employee Stock Purchase Plan. The aggregate number of shares of common stock that are reserved for issuance under the 2004 Equity Incentive Plan automatically increases on the first day of each fiscal year up to and including 2014, by five percent of the number of shares of common stock outstanding on such date unless the Board of Directors designates a smaller number. The aggregate number of shares of common stock that are reserved for issuance under the 2004 Non-Employee Directors’ Stock Option Plan automatically increases the first day of each fiscal year up to and including 2014, by the number of shares of common stock subject to options granted during the prior calendar year unless the Board of Directors designates a smaller number. After the effective date of the first offering under the 2004 Employee Stock Purchase Plan, the aggregate number of shares of common stock that are reserved for issuance under the 2004 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year for 20 years, by the lesser of 320,000 shares or one and one half percent of the number of shares of common stock outstanding on each such date, unless the Board of Directors designates a smaller number.

(3)	Our equity compensation plans were approved by our stockholders prior to our initial public offering in May 2004.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Security Ownership of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of our common stock as of March 13, 2008, except as otherwise indicated, by: (i) each director and nominee for director; (ii) each of our named executive officers (as defined herein); (iii) all of our executive officers, directors and nominees for director as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Blue Nile, 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total

Morgan Stanley (2)	2,060,951	13.7%
1585 Broadway New York, NY 10036

FMR LLC (3)	2,032,661	13.5%
82 Devonshire Street Boston, MA 02109

Capital World Investors (4)	1,703,580	11.3%
333 South Hope Street Los Angeles, CA 90071

Marsico Capital Management, LLC (5)	1,613,185	10.7%
1200 17th Street, Suite 1600 Denver, CO 80202

M.A.M. Investments LTD. (6)	1,613,100	10.7%
Orion House, 5 Upper St. Martin’s Lane London, WC2H 9EA, United Kingdom

Baron Capital Group, Inc. (7)	1,587,900	10.6%
767 Fifth Avenue New York, NY 10153

Goldman Sachs Asset Management, L.P. (8)	1,211,960	8.1%
32 Old Slip New York, NY 10005

Barclays Global Investors, NA (9)	783,885	5.2%
45 Fremont Street San Francisco, CA 94105

Mark Vadon (10)	1,077,389	6.9%

Diane Irvine (11)	262,054	1.7%

Dwight Gaston (12)	76,458	*

Darrell Cavens (13)	76,124	*

Susan Bell (14)	61,693	*

Robin Easton (15)	0	*

Mary Alice Taylor (16)	35,095	*

Joseph Jimenez (17)	19,671	*

Eric Carlborg (18)	12,396	*

Joanna Strober (19)	11,932	*

Michael Potter (20)	2,419	*

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total

Steve Scheid (21)	2,419	*

All executive officers and directors as a group (13 persons) (22)	1,665,039	10.3%

* Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,034,334 shares outstanding on March 13, 2008, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 13, 2008 are deemed to be outstanding for the purpose of calculating that stockholder’s beneficial ownership percentage.
(2)	This information is as of December 31, 2007 and is based solely on information reported on a Schedule 13G filed on behalf of Morgan Stanley and Morgan Stanley Investment Management Inc. Morgan Stanley Investment Management, Inc. is a wholly-owned subsidiary of Morgan Stanley. According to the report, Morgan Stanley beneficially owns an aggregate of 2,060,951 shares and has sole voting power with respect to 1,916,714 shares and sole dispositive power with respect to 2,060,951 shares and Morgan Stanley Investment Management, Inc. beneficially owns an aggregate of 1,933,543 shares and has sole voting power with respect to 1,855,757 and sole dispositive power with respect to 1,933,543 shares.
(3)	This information is as of December 31, 2007 and is based solely on information reported on a Schedule 13G filed on behalf of FMR LLC and Edward C. Johnson 3d. Edward C. Johnson is the chairman of FMR LLC and he and members of his family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the report, FMR LLC beneficially owns an aggregate of 2,032,661 shares and has sole voting power with respect to 35,000 shares and sole dispositive power with respect to 2,032,661 shares. Edward C. Johnson 3d beneficially owns an aggregate of 2,032,661 shares and has sole dispositive power with respect to 2,032,661 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,997,661 shares as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and its funds each has sole dispositive power with respect to 1,997,661 shares.
(4)	This information is as of February 29, 2008 and is based solely on information reported on a Schedule 13G filed on behalf of Capital World Investors. According to the report, Capital World Investors, a division of Capital Research and Management Company (“CRMC”) is deemed to be the beneficial owner of 1,703,580 shares as a result of CRMC acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Capital World Investors has sole voting and dispositive power over 1,703,580 shares.
(5)	This information is as of February 29, 2008 and is based solely on information reported on a Schedule 13G filed on behalf of Marsico Capital Management LLC (“Marsico”). According to the report, Marsico has sole voting power over 1,609,472 shares and sole dispositive power over 1,613,185 shares.
(6)	This information is as of February 13, 2008 and is based solely on information reported on a Schedule 13G filed on behalf of M.A.M. Investments Ltd. (“M.A.M.”), Marathon Asset Management (Services) Ltd. (“Marathon Ltd.”), Marathon Asset Management LLP (“Marathon LLP”), William James Arah (“Arah”), Jeremy John Hosking (“Hosking”) and Neil Mark Ostrer (“Ostrer”). According to the report, M.A.M., Marathon Ltd., Marathon LLP, Arah, Hosking and Ostrer each beneficially owns an aggregate of 1,613,100 shares and has voting power with respect to 1,160,700 shares and shared dispositive power with respect to 1,613,100 shares. Marathon Ltd, an owner of Marathon LLP, is a wholly owned subsidiary of M.A.M and as such shares with M.A.M. the voting and dispositive power as to all shares beneficially owned by Marathon Ltd. Arah, Hosking and Ostrer are directors and indirect owners of Marathon Ltd and owners and executive committee members of Marathon LLP.

(7)	This information is as of February 29, 2008 and is based solely on information reported on a Schedule 13G filed on behalf of Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”), Baron Growth Fund (“BGF”), and Ronald Baron. According to the report, BCG has beneficial ownership over 1,587,900 shares, BAMCO has beneficial ownership over 1,506,500 shares, BCM has beneficial ownership over 81,400 shares, BGF has beneficial ownership over 800,000 shares and Ronald Baron has beneficial ownership over 1,587,900 shares. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BCG, BCM and Ronald Baron each have sole voting power with respect to 40,000 shares. BCG, BAMCO, BCM, BGF and Ronald Baron each share voting power with respect to 1,465,900, 1,426,500, 39,400, 800,000 and 1,465,900 shares, respectively. BCG, BCM and Ronald Baron each have sole dispositive power with respect to 40,000 shares. BCG, BAMCO, BCM, BGF and Ronald Baron each have shared dispositive power with respect to 1,547,900, 1,506,500, 41,400, 800,000 and 1,547,900 shares, respectively. BAMCO and BCM are subsidiaries of BCG. BGF is an advisory client of BAMCO. Ronald Baron owns a controlling interesting in BCG.

(8)	This information is as of December 31, 2007 and is based solely on information reported on a Schedule 13G filed on behalf of Goldman Sachs Asset Management, L.P. (“GSAM”). According to the report, GSAM beneficially owns an aggregate of 1,211,960 and has sole voting power over 965,749 shares and sole dispositive power over 1,188,560 shares. GSAM has shared voting and shared dispositive power over 23,400 shares. GSAM disclaims beneficial ownership of any securities managed on GSAM’s behalf by third parties.
(9)	This information is as of December 31, 2007 and is based solely on information reported on a Schedule 13G filed on behalf of Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”) and Barclays Global Investors, LTD (“Barclays LTD”). According to the report, Barclays Investors beneficially owns an aggregate of 353,796 shares, Barclays Advisors beneficially owns an aggregate of 413,687 shares, and Barclays LTD beneficially owns an aggregate of 16,402 shares. Barclays Investors, Barclays Advisors, and Barclays LTD each has sole voting power with respect to 326,645, 281,017, and 0 shares, respectively. Barclays Advisors, Barclays Investors and Barclays LTD each has sole dispositive power with respect to 353,796, 413,687 and 16,402 shares, respectively.
(10)	Includes 568,833 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(11)	Includes 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Laura Anne Irvine under the Washington Uniform Gift to Minors Act, 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of David Douglas Irvine under the Washington Uniform Gift to Minors Act, 1,160 shares held by Douglas Royan Irvine as Custodian for the benefit of Jessica Leigh Irvine under the Washington Uniform Gift to Minors Act and 220,687 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(12)	Includes 76,458 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(13)	Includes 71,924 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(14)	Includes 61,693 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(15)	Mr. Easton held no shares as of March 13, 2008. Mr. Easton resigned from Blue Nile effective March 31, 2008.
(16)	Includes 30,062 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(17)	Includes 14,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(18)	Includes 11,396 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(19)	Includes 9,062 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(20)	Includes 2,250 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.
(21)	Includes 2,250 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 13, 2008.

(22)	Includes shares held by Mr. Vadon, Ms. Irvine, Mr. Cavens, Mr. Gaston and Ms. Bell and the shares described in notes (15) through (21) above, 14,000 shares held by our executive officers who are not named executive officers and 13,389 shares issuable pursuant to options held by executive officers who are not named executive officers that are exercisable within 60 days of March 13, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 30, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Executive Officers

Set forth below is information regarding our executive officers as of March 13, 2008.

Name	Age	Position
Mark Vadon	38	Executive Chairman and Chairman of the Board of Directors

Diane Irvine	49	Chief Executive Officer, President and Director

Darrell Cavens	35	Senior Vice President

Robin Easton	41	Chief Financial Officer (resignation effective March 31, 2008)

Susan Bell	50	Senior Vice President

Dwight Gaston	39	Senior Vice President

Terri Maupin	46	Vice President of Finance, Controller and Corporate Secretary

Mark Vadon co-founded Blue Nile and has served as Chairman of the Board of Directors since its inception in March 1999. He has served as the Company’s Executive Chairman since February 2008 and served as the Company’s Chief Executive Officer from March 1999 to February 2008. From March 1999 to February 2007, Mr. Vadon was also Blue Nile’s President. From December 1992 to March 1999, Mr. Vadon was a consultant for Bain & Company, a management consulting firm. Mr. Vadon holds a B.A. in Social Studies from Harvard University and an M.B.A. from Stanford University.

Diane Irvine has served as a director since May 2001, and has served as Blue Nile’s Chief Executive Officer since February 2008 and President since February 2007. She served as the Company’s Chief Financial Officer from December 1999 to September 2007. From February 1994 to May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., a timberland management and wood products company. From September 1981 to February 1994, Ms. Irvine served in various capacities, most recently as a partner, with Coopers and Lybrand LLP, an accounting firm. Ms. Irvine serves on the Board of Directors of Davidson Companies, an investment banking and asset management company. Ms. Irvine holds a B.S. in Accounting from Illinois State University and an M.S. in Taxation from Golden Gate University.

Darrell Cavens has served as Blue Nile’s Senior Vice President since June 2005. Mr. Cavens served as Vice President of Development from October 2003 through June 2005, and as Blue Nile’s Chief Technology Officer from November 2000 to June 2005. From September 1999 to November 2000, Mr. Cavens served as Blue Nile’s Director of Technology. From April 1996 to September 1999, Mr. Cavens worked as Staff Engineer within the Advanced Development team at Starwave Corporation, an Internet development company. Mr. Cavens attended the University of Victoria in Canada from 1990 to 1994.

Robin Easton served as Blue Nile’s Chief Financial Officer from September 2007 to March 31, 2008. Mr. Easton resigned as the Company’s Chief Financial Officer effective March 31, 2008. From February 2007 to September 2007, Mr. Easton served as Treasurer of PACCAR Inc, a truck design, distribution and manufacturing company, and served as Assistant Treasurer of PACCAR Inc from September 2004 to January 2007. From August 2001 to August 2004, Mr. Easton served as Director of Global Treasury Operations at Applied Materials, Inc., a supplier of products and services to the semiconductor industry. From September 1998 to April 2001, Mr. Easton served as the Vice President and Global Treasury Services Consultant for Bank of America, NA, a financial institution. From 1992 to 1998, Mr. Easton served in various capacities at Inchcape PLC, an automotive retailer, most recently serving as the company’s Regional Treasurer for Asia Pacific. Mr. Easton holds a B.S. in Management Science from the London School of Economics and Political Science and an M.B.A. in Finance from the Cass Business School at the City University in London.

Susan Bell has served as Blue Nile’s Senior Vice President since June 2005. Ms. Bell has held executive level positions in both marketing and merchandising since she joined Blue Nile in September 2001. From October 2000 to February 2001, Ms. Bell served as Vice President of Merchandising and Marketing for The Body Shop Digital, an e-commerce company. From July 1984 to July 2000, Ms. Bell served in various capacities at Eddie Bauer, Inc., a clothing and merchandise retail company, most recently as Vice President and General Merchandising Manager. Ms. Bell holds a B.A. in Business Administration from San Francisco State University.

Dwight Gaston has served as Blue Nile’s Senior Vice President since September 2005. From July 2003 to March 2005, Mr. Gaston served as Vice President of Operations, and from May 1999 to July 2003, Mr. Gaston served as Blue Nile’s Director of Fulfillment Operations. From June 1992 to June 1995 and from August 1997 to May 1999, Mr. Gaston was a consultant with Bain & Company, a management consulting firm. Mr. Gaston holds a B.A. in Economics from Rice University and an M.B.A. from Harvard University.

Terri Maupin has served as Blue Nile’s Vice President of Finance and Controller since July 2004 and as Corporate Secretary since October 2004. From September 2003 to July 2004, Ms. Maupin served as Blue Nile’s Controller. From February 2001 to September 2003, Ms. Maupin served as the Staff Vice President of Finance and Controller at Alaska Air Group, Inc., the parent company of airline companies Alaska Airlines, Inc. and Horizon Air Industries, Inc., and Staff Vice President of Finance and Controller at Alaska Airlines, Inc. Prior to Alaska, Ms. Maupin served as Director of Financial Reporting at Nordstrom, Inc., a clothing and merchandise retail company. Ms. Maupin holds a B.A. in Accounting from Western Washington University.

Compensation of Executive Officers

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the compensation paid to our executives. It also contains an analysis of our compensation package and the amounts shown in the compensation tables that follow. The term “named executive officers” refers to Mark Vadon, who served as our Principal Executive Officer until February 2008, when he was appointed as our Executive Chairman; Diane Irvine, who served as our Principal Financial Officer until September 2007 and was appointed as our Principal Executive Officer in February 2008; Robin Easton, who served as our Principal Financial Officer from September 2007 until his resignation effective March 31, 2008; and our three other most highly compensated executive officers, Darrell Cavens, Susan Bell and Dwight Gaston.

Compensation Objectives. Our compensation programs are designed to achieve the following key objectives:

■	Attract and Retain. Attract and retain key talent whose knowledge, skills, experience and performance help us to achieve our business goals and objectives;

■	Incent and Motivate. Incent and motivate executives to drive key short and long-term objectives and initiatives that create the most shareholder value and best position us for sustainable long-term success;

■	Reward. Reward executives when they achieve short and long-term objectives;

■	Align Interests with Shareholders. Align executive interests with our shareholders; and

■	Ethics and Integrity. Promote ethics and integrity across our company.

To achieve these compensation objectives, our compensation package is comprised of three primary components – base salary, a yearly cash incentive bonus, and annual stock option awards. In addition, we provide our executives with benefits that are generally available to our full-time salaried employees.

Compensation Components and How Components Relate to Objectives. The three main components of our executive compensation include base salary, a yearly cash incentive bonus, and stock option awards under our 2004 Equity Incentive Plan. The Compensation Committee believes that the total compensation package provided through these components balances both the mix of cash and equity compensation and the mix of currently-paid and longer-term compensation in a way that furthers the compensation objectives discussed above. At least annually, the Compensation Committee reviews both the total compensation paid to each executive and each of the three individual components of our compensation package. While the Compensation Committee reviews market data, including data related to our peer group provided by our outside compensation consultant, as a guideline for allocating among the three main components of executive compensation, it generally believes that a significant component of executive compensation should be performance based. In addition, the Compensation Committee believes that relative to other employees, executives should have a greater proportion of their compensation tied to longer-term performance because they are in a position to have greater influence on long-term results. As a result, a substantially greater percentage of our executives’ total compensation (relative to the total compensation of other employees) is derived from the value of annual option grants which vest over time and the achievement of performance objectives. We view our cash incentive bonus payments and annual option grants as performance based compensation. The chart below sets forth the percentage of each executive’s total compensation in fiscal year 2007 that we deem to be performance based.

Named	Actual		Value of 2007	Fiscal 2007
Executive	2007 Base	Actual 2007 Bonus	Stock Option	Performance Based
Officer	Salary (1)	Award (2)	Grant (3)	Pay (%)
Mark Vadon	$385,000	$578,000	$1,868,880	86%
Diane Irvine	$336,641	$467,333	$1,401,660	85%
Darrell Cavens	$235,521	$170,667	$685,256	78%
Susan Bell	$210,528	$120,750	$529,516	76%
Dwight Gaston	$204,010	$131,250	$529,516	76%

(1)	This amount reflects the actual base salary received by the executive in fiscal year 2007.
(2)	This amount reflects the actual bonus award paid to the executive in fiscal year 2007.
(3)	The amounts represent the full grant date fair value of the awards computed in accordance with Statement of Financial Accounting Standards No. 123R and such amounts are expensed over the life of the option. For a discussion of valuation assumptions, see Note 6 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 30, 2007, as filed with the Securities and Exchange Commission on February 27, 2008 (File No. 000-50763).

Benchmarking. To attract and retain executives, we strive to provide a total compensation package that is competitive with compensation provided by companies that we compete with for executive talent. To assist in its review of our executive compensation, in 2007 the Compensation Committee engaged Milliman, Inc., an independent compensation consulting firm, to assess the competitiveness of our executive compensation package. Milliman performs work on behalf of our Compensation Committee with respect to compensation of our executive officers. We engage a different compensation firm to review and analyze our non-executive officer compensation. Milliman’s analysis of our executive officer compensation included data from proxy statements of a select peer group of publicly-traded companies and published survey data. The proxy data provided a focused comparison of the five most highly compensated executives within our peer group and provided the Compensation Committee with a comparison of a top leadership group within a company. With the exception of data relating to chief executive and financial positions, the proxy data provided by Milliman is not job specific. To conduct the proxy analysis, Milliman evaluated three years of data and averaged the three years to gain a picture of our peer companies’ compensation policies over time. Milliman provided job specific market information for all positions through several compensation survey sources.

Considerations when developing the peer group included line of business, financial size (as measured by revenue and market value), and employee size. Our peer group consists of:

Bankrate, Inc.	Move, Inc.
CNET Networks, Inc.	Netflix, Inc.
CoStar Group, Inc.	Priceline.com, Inc.
GSI Commerce, Inc.	Shutterfly, Inc.
Jupitermedia Corporation	Spark Networks
Knot, Inc.	TheStreet.com
LoopNet, Inc.	VistaPrint Limited
Movado Group, Inc.

On the basis of the proxy data and the survey data, Milliman provided the Compensation Committee with market total compensation data for the 25th, 50th and 75th percentiles of the compensation data reviewed.

The Compensation Committee used the information provided by Milliman primarily to ensure that the executive compensation program as a whole is competitive in the marketplace. The Compensation Committee does not follow a rigid formula for determining where an executive’s compensation should fall within the market data provided by our outside consultant. Instead, the Compensation Committee uses the market compensation data as a check on the executive’s compensation, and generally targets total cash compensation around the 50th percentile and total compensation around the 75th percentile of the market compensation data. The Compensation Committee intends to retain the services of third party executive compensation specialists from time to time, as the Committee sees fit, in connection with the establishment of policies related to our components of compensation.

Determining Compensation. Our Compensation Committee is responsible for establishing and administering our executive compensation package. It determines, in its sole discretion, the compensation and other terms of employment of our executive officers and may form and delegate authority to subcommittees, as appropriate. Our Compensation Committee is comprised entirely of independent directors. The Compensation Committee meets outside the presence of all of our executive officers, except Mr. Vadon, our Executive Chairman, and Ms. Irvine, our Chief Executive Officer, collectively the Designated Officers, to formulate recommendations on matters of compensation philosophy, plan design, and specific compensation recommendations for the executive officers other than the Designated Officers. Our General Counsel, Lauren Neiswender, also attends meetings in her capacity as Secretary of the meetings.

When making compensation decisions, the Compensation Committee generally begins with recommendations and input from the Designated Officers, then it reviews the competitive market data, the individual’s expertise, duties and overall past and future expected value to the business. The Compensation Committee follows the same methodology for reviewing Ms. Irvine’s compensation, except that Mr. Vadon provides the recommendation to the Compensation Committee. For Mr. Vadon’s compensation, the Compensation Committee first starts with the market data, then reviews Mr. Vadon’s expertise, duties and overall past and future expected value to the business. The Compensation Committee meets outside the presence of all executive officers, including the Designated Officers, when determining Mr. Vadon’s compensation.

The information below provides more detailed analysis of how each of the components of our executive compensation package contributes to the objectives set forth above and the process by which the Compensation Committee determines each component of compensation and establishes the mix among the three components of compensation.

Base Salary. The primary objective of base salary is to attract and retain key talent whose knowledge, skills, experience and performance help us to achieve our business goals and objectives. Typically, our Compensation Committee reviews base salaries annually and at the time of hire, promotion or other change in responsibilities or market competitiveness. In determining whether to increase or decrease the base salary paid to an executive, including changes made to base salaries in fiscal year 2007, we take into account changes (if any) in the market pay levels, the contributions made by the executive, the performance of the executive, the increase or decrease in responsibilities and roles of the executive, the business needs for the executive, and the compensation of other executive officers within our company with similar responsibilities. Generally, we believe that executive base salaries should be near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies as measured by the market compensation data provided by Milliman. We believe maintaining market competitive salaries helps us to attract and retain executive talent.

Following the completion of Milliman’s executive compensation analysis, the Compensation Committee concluded that the base salaries of all of our named executive officers fall within a normal range of base salaries around the combined peer group and published market data median. The normal range is established by considering an 80 to 120 percent range around the market 50th percentile. This range allows for variations in base salary due to market factors, experience and performance, job complexity and organizational values or strategies.

In connection with Ms. Irvine’s promotion to President in February 2007, the Compensation Committee increased her annualized base salary from $310,000 to $340,000. When making this adjustment, the Compensation Committee primarily considered her current salary and the increase in her duties and responsibilities arising from her new position. In February 2007, Mr. Cavens’s salary was increased from an annualized base salary of $200,000 to $240,000. This adjustment to Mr. Caven’s salary was based on his increased level of responsibility within our company.

In August 2007, the Compensation Committee increased Mr. Gaston’s annualized base salary from $200,000 to $210,000 to reflect the increase in his level of responsibilities within the company. The base salaries of the other named executives officers remained unchanged in 2007. Mr. Easton was hired as our Chief Financial Officer in September 2007. When determining his salary, the Designated Officers proposed a recommendation based upon the peer group and survey data, Mr. Easton’s level of experience, his potential value to the business and the compensation negotiations with Mr. Easton. The base salaries paid to our named executive officers in 2007 are set forth below in the Summary Compensation Table.

Yearly Cash Incentive Bonus. The Compensation Committee has authority over our yearly cash incentive program, eligibility for participation in the program, and bonus amounts awarded to executives. In 2007, all of our named executive officers were eligible for participation in our yearly cash incentive bonus program. The objective of the yearly cash incentive bonus is to further incent and motivate executives to drive our annual objectives and initiatives and to reward the executives when those objectives and incentives are achieved. The objectives and initiatives are established early in the fiscal year and are designed to align executive compensation with the creation of shareholder value and best position us for sustainable long-term success. When designing the incentive bonus program, the Compensation Committee is careful to align the executive interests with the long-term interests of our business and seeks to design a program that encourages and promotes ethics throughout our company.

When establishing the target bonus awards for the executives, the Compensation Committee generally believes that total cash compensation (base salary and yearly cash incentive bonus) paid to executives should be near the median of the range of cash compensation paid to executives in similar positions and with similar responsibilities at comparable companies as measured by the market compensation data provided by Milliman. More importantly, however, the Compensation Committee focuses on the executive’s level of responsibility within the organization and the potential effect the executive may have on our ability to achieve our annual objectives and initiatives. As between base salary and bonus award, the Compensation Committee believes that the executives should have a significant portion of their total cash compensation tied to performance.

Target bonus awards are typically established in the first quarter of the year and may be adjusted if an executive is promoted, there is a change in the competitive environment or the responsibilities of the executive changes during the year. In 2007, all changes during the fiscal year were prorated based upon the timing of the adjustment. In February 2007, Ms. Irvine was promoted to President and her target bonus award was increased from $186,000 to $238,000 to reflect her additional responsibilities. Mr. Cavens’s target bonus award was increased in February 2007 in connection with an increase in his responsibilities and duties within the company. Following the compensation study performed by Milliman, the Compensation Committee increased Mr. Cavens, Ms. Bell and Mr. Gaston’s target bonus award by 7%, 28% and 10%, respectively, to position these executives near the median of the market compensation data for total cash compensation (base salary plus target bonus award). Mr. Vadon and Ms. Irvine’s total cash compensation were within the normal range of the median of the market compensation data for total cash compensation.

The 2007 bonus target award for Mr. Vadon, our Chief Executive Officer in 2007, was $289,000, which was 75 percent of his 2007 base salary. The 2007 individual bonus targets for Ms. Irvine, Mr. Cavens, Ms. Bell, and Mr. Gaston were 69%, 36%, 32% and 36% of their respective base salaries. These percentages are based on the base salary received by the executive during the fiscal 2007 and the target bonus award for the executive for fiscal year 2007 at the 100% level.

The aggregate bonus pool for fiscal year 2007 was established through the achievement of our objectives for Adjusted EBITDA (defined as net income before income taxes, other income, net, depreciation, amortization and stock-based compensation). The 2007 Adjusted EBITDA target was $26.8 million. The Compensation Committee also established a target bonus amount for each executive officer expressed as a percentage of the executive officer’s base salary. Upon the establishment of the bonus pool, the Compensation Committee had the authority to award the executive officers between zero and 200% of such executive officer’s bonus target amount based: (i) 50 percent on the achievement of certain financial performance objectives, including revenue growth, earnings per share and free cash flow generation, and (ii) 50 percent on the achievement of individual performance objectives based on the executive officer’s roles and responsibilities within our company. When establishing the financial objectives, the Compensation Committee reviews and considers our internal forecasts for Adjusted EBITDA, revenue growth, earnings per share and free cash flow with the recognition that its top executives play a large part in whether the Company achieves its goals. The 2007 revenue target was $300.0 million, the 2007 free cash flow target was $36.2 million and the earnings per diluted share target was $0.86. The financial targets are established such that their achievement is not guaranteed.

The individual performance objectives vary depending upon the executive’s duties and responsibilities within our company. Mr. Vadon’s performance objectives related to our strategic objectives, our organizational structure, our public relations efforts, international expansion, and the development of our brand. Ms. Irvine’s performance objectives related to her successful transition to the role of President, our financial performance and initiatives, our strategic objectives, and our team. Mr. Cavens’s performance objectives related to the successful implementation of our 2007 marketing plan, enhancements to our website, our technology initiatives, and our international expansion efforts. Ms. Bell’s individual performance objectives related to the development and enhancement of our products, sourcing, and consumer experience. Mr. Gaston’s performance objectives related to our international expansion efforts, build-out of our fulfillment center, and operational efficiencies.

Based on our Adjusted EBITDA performance for fiscal year 2007 as compared to our objective, the Compensation Committee established the bonus pool at 200 percent of the aggregate target bonus pool. Each executive officer was then measured against 200 percent of his/her individual target bonus award. When establishing the individual bonus awards, the Compensation Committee awarded each executive 50 percent of their respective bonus payment tied to revenue growth, earnings per share and free cash flow. Each of Mr. Vadon, Ms. Irvine, and Mr. Cavens also received the 50 percent of their respective bonus payment tied to the pre-established individual objectives. Ms. Bell and Mr. Gaston each received 40 percent of their bonus for achievement of their pre-established individual performance objectives. When assessing achievement against the pre-established individual performance goals, the Designated Officers report to the Compensation Committee their assessments and recommendations regarding each executive’s performance against his/her individual performance objectives. With respect to Ms. Irvine, Mr. Vadon reports and recommends to the Compensation Committee his assessment of Ms. Irvine’s performance against her individual performance objectives, and for Mr. Vadon, the Compensation Committee does an independent assessment of his performance against his pre-established individual performance objectives. The specific bonus awards for each named executive officer is set forth in the Summary Compensation Table below.

Mr. Easton’s bonus target award was established when he commenced employment with us in September 2007. In establishing Mr. Easton’s target bonus award, the Compensation Committee took into consideration the recommendation by the Designated Officers, the market compensation data, Mr. Easton’s experience, his expected value to the business and the compensation negotiations with Mr. Easton. Mr. Easton’s personal objectives related to his successful transition into the role of the Chief Financial Officer. When determining the bonus award he was awarded the full amount tied to the financial objectives and his individual objectives. When assessing the extent to which Mr. Easton achieved his individual performance objectives, the Compensation Committee took into consideration Mr. Easton’s short tenure prior to the end of the fiscal year.

We do not have any program, plan or obligation that requires us to include any executive officer in our bonus program. The authority to establish a bonus plan and the terms of the bonus plan rest entirely with our Compensation Committee. The Compensation Committee anticipates that the fiscal year 2008 executive bonus program will be structured similarly to the 2007 executive bonus program.

Stock Option Awards. The Compensation Committee believes in the importance of equity ownership for all executive officers to incent, retain, award and align executive interests with stockholders. Our long-term equity incentive awards are made pursuant to our 2004 Equity Incentive Plan. Currently, our equity incentive compensation for all executives is exclusively in the form of options to acquire our common stock. The exercise price of our stock option awards is equal to the latest known closing price of our common stock on the date the grant is approved by our Compensation Committee. Our policy is to make grants in open windows under our internal trading policy to provide for pricing of equity grants that reflects the dissemination of material information and a fair representation of the market’s collective view of our results and performance. Executives receive value from these grants only if the value of our common stock appreciates over the long-term. In general, the stock option awards granted to executive officers vest over a four-year period as follows: 1/4th of the shares vest one year after the vesting commencement date and 1/48th of the shares vest monthly thereafter. We believe this vesting period properly relates the value of this compensation component to the long-term success of our company and the individual. While our 2004 Equity Incentive Plan allows for other forms of equity compensation, the Compensation Committee and management currently believe that stock options are the appropriate vehicle to provide long-term incentive compensation to our executive officers.

The number of stock options awarded is based on a target total compensation package. The total compensation package is determined based on the value of total compensation for comparable positions at peer companies and factors such as the recipient’s level of responsibility, individual and company performance, and the individual’s anticipated level of future contributions to our success. When reviewing the entire compensation package for executives, the Compensation

Committee uses a Black-Scholes value to determine the value of the equity grant. When determining the number of stock options to issue to an executive, the Compensation Committee generally does not consider the value the executive has achieved or may achieve from prior stock option grants. The stock option grants awarded to executives are designed to award the executive for future shareholder return. The Compensation Committee does review prior grants to executives in its analysis of the executive’s entire compensation, for retention purposes and to ensure the executive’s interests are properly aligned with our stockholders. The grants awarded in 2007 were focused on ensuring that each executive’s total compensation package was competitive and that the amount of the award properly aligned executive interests with those of our shareholders.

In fiscal year 2007, the named executive officers were granted options to purchase between 17,000 and 60,000 shares of our common stock, which ranged from 5.4 percent to 19.0 percent of the total options granted to our employees. The amount of stock options awarded to our named executive officers in fiscal year 2007 are set forth below in the Summary Compensation Table.

Health and Welfare Benefits. All full-time regular employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Retirement Savings Opportunity. All employees, including our named executive officers, may participate in our tax-qualified 401(k) defined contribution retirement savings plan, or 401(k) Plan. Each employee may make before tax contributions of their base salary up to the current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. All contributions to the 401(k) Plan are made in cash and are invested in funds as directed by the participant, with the participant being able to select from a variety of funds. We do not offer participants the opportunity to invest in shares of our stock through the 401(k) Plan. In 2007, we matched fifty percent of the amount contributed by each eligible employee up to four percent of such employee’s annual compensation. Our 2007 contribution has a four-year vesting period whereby twenty-five percent of such contribution vests annually.

Perquisites. All employees, including the named executive officers, receive an annual transportation allowance of $720. Additionally, all employees are eligible for an employee discount on certain of our products.

Employment, Severance and Change of Control Agreements. Each of our named executive officers, except for Mr. Vadon, has signed offer letters. These offer letters provide that the officer is an at-will employee. These offer letters also provide for an initial salary and an initial stock option grant as well as other customary benefits and terms.

We are not contractually obligated to pay severance to any of named executive officers. On March 18, 2008, we entered into a Severance Agreement with Robin Easton. Under the terms of this agreement, we agreed to pay Mr. Easton two months’ salary, payable in the form of salary continuation, from March 31, 2008, the effective date of his resignation.

We do not provide special change-in-control benefits to executives. Our only change-in-control arrangement, which applies to all employees, is accelerated vesting under certain circumstances under our 1999 Equity Incentive Plan and our 2004 Equity Incentive Plan.

Under the 1999 Equity Incentive Plan, in the event of a merger of the company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the company, if the surviving or acquiring entity does not assume or substitute the stock options, the vesting of each option issued under the 1999 Equity Incentive Plan will accelerate in full and the option will terminate if not exercised prior to the consummation of the transaction, and under the 1999 Equity Incentive Plan, if the surviving or acquiring entity assumes or substitutes the stock options, the vesting on each option shall accelerate as follows:

•	any portion of each stock option that is not subject to monthly vesting, but is subject to vesting based on the expiration of a one year period will be treated as if the award had vested ratably on a monthly basis from the vesting commencement date; and

•	the lesser of (i) twelve and one-half percent of all shares subject to such stock grant, or (ii) an amount equal to the remaining unvested shares, will vest upon the closing of such corporate transaction.

Additionally, under the 1999 Equity Incentive Plan, if any person or entity, or group thereof acting together, acquires shares representing at least 50% of the voting power entitled to vote in the election of the company’s directors, other than in certain corporate transactions, the vesting of each option granted under the 1999 Equity Incentive Plan will accelerate in full for those whose service with the company or any of the company’s affiliates has not terminated.

Under our 2004 Equity Incentive Plan, in the event of certain corporate transactions, if the surviving or acquiring entity elects not to assume, continue or substitute for options granted under the 2004 Equity Incentive Plan, the vesting and exercisability of each option granted under the 2004 Equity Incentive Plan will accelerate in full for those whose service with the Company or any of the Company’s affiliates has not terminated and such options will be terminated if not exercised prior to the effective date of such corporate transaction.

Compensation of Named Executives in Relation to Each Other and to the Chief Executive Officer. Mr. Vadon’s salary relative to the other named executive officers reflects his level of responsibility and duties within the company, including his responsibility over the growth, health and strategic direction of the company. In February 2007, Ms. Irvine was promoted to President, and her salary was adjusted relative to Mr. Vadon to reflect her increased responsibilities over the day-to-day operations of the company. Ms. Irvine’s salary was increased in February 2008 to reflect her increased responsibilities as the newly appointed Chief Executive Officer, particularly her increased responsibilities with respect to our strategic direction. Mr. Vadon’s salary was adjusted in March 2008 to reflect the change in his day-to-day responsibilities as the Executive Chairman. The other named executive officers each received a similar mix and amount of compensation. Mr. Cavens’s was slightly higher due to the broad responsibilities he has over technology, website design, marketing and public relations.

Executive Equity Ownership Guidelines and Policy Against Hedging. As a guideline, executives are asked, but are not required, to maintain equity holdings equal to at least three to five years’ cash compensation. In making this determination, executives are asked to calculate the shares that they own outright and the value of their vested options as a percentage of such executive’s total cash compensation (base salary plus target annual bonus award).

No employee may engage in short sales, transactions in put or call options, margin loans with stock as collateral, certain hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time.

Tax Treatment of Compensation. We review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) generally limits our deduction for federal income tax purposes to no more than $1.0 million of compensation paid to each of the named executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. To date, we have not faced the annual deduction limit, because bonus and base salary have not exceeded $1.0 million to any individual employee, and to-date our stock option grants have been exempt from the deduction limit because they have been granted during a “transition period,” which is a certain period following our initial public offering. This transition period ends following our 2008 Annual Meeting of Stockholders. Following the 2008 Annual Meeting of Stockholders, to qualify future stock options as “performance grants” (which are exempt from the deductibility limit), our equity plan must meet the requirements of 162(m). These requirements include an annual grant limitation and stockholder approval of the material terms of the plan. Our 2004 Equity Incentive Plan contains the grant limitation and was approved by our stockholders prior to our initial public offering in 2004. To qualify as performance grants, stockholder approval of our 2004 Equity Incentive Plan is required at this time. Under this Proxy Statement, we are seeking stockholder approval of our 2004 Equity Incentive Plan to qualify our stock option grants as “performance-based compensation” within the meaning of the Code.

Compensation of Executive Officers

The following table sets forth compensation earned by our named executive officers, for the year ended December 30, 2007.

2006 and 2007 Summary Compensation Table

					Non-Equity
				Option	Incentive Plan	All Other	Total
		Salary	Bonus	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)

Mark Vadon	2007	385,000	–	1,835,600	578,000	5,220	2,803,820
Executive Chairman	2006	385,000	–	1,435,719	289,000	5,120	2,114,839
and Chairman of the Board

Diane Irvine	2007	336,641	–	862,754	467,333	5,220	1,671,948
Chief Executive Officer	2006	300,000	–	623,540	186,000	5,120	1,114,660
and Director

Darrell Cavens	2007	235,521	–	308,116	170,667	5,220	719,524
Senior Vice President	2006	200,000	–	214,097	77,000	5,001	496,098

Robin Easton	2007	51,633 (6)	–	68,024	66,667 (7)	240	186,564
Chief Financial Officer	2006	-	–	-	-	-	-

Susan Bell	2007	210,528	–	237,589	120,750	5,220	574,087
Senior Vice President	2006	210,000	–	156,622	60,000	6,639	433,261

Dwight Gaston	2007	204,010	–	267,107	131,250	5,220	607,587
Senior Vice President	2006	200,000	–	182,529	70,000	4,901	457,430

(1)	2007 bonus amounts were made under our executive yearly cash incentive bonus plan and are included in the “Non-Equity Incentive Plan Compensation” column.
(2)	The amounts included in the “Option Awards” column represent the dollar amount of expense recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the named executive officers in 2007 and 2006 as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 6 of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 30, 2007, as filed with the Securities and Exchange Commission on February 27, 2008 (File No. 000-50763). See the Grants of Plan-Based Awards for Fiscal 2007 Table included herein for information on options granted in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(3)	Non-Equity Incentive Plan Compensation includes yearly cash incentive bonuses based on the achievement of financial and other performance objectives. See the Grants of Plan Based Awards for Fiscal 2007 Table included herein and the Compensation Discussion and Analysis above for additional information.
(4)	Additional information is provided in the All Other Compensation Table below.
(5)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the preceding columns.
(6)	Mr. Easton was named our Chief Financial Officer on September 10, 2007. His 2007 base salary was $200,000 on an annualized basis. Mr. Easton resigned as our Chief Financial Officer effective March 31, 2008.
(7)	Pursuant to the terms of Mr. Easton’s offer letter, he was eligible to receive an annualized target bonus of $100,000 for fiscal year 2007 beginning the month he commenced employment with us, which was September 2007.

All Other Compensation Table

		Matching	Transportation	Insurance	All Other
		Contributions	Allowance	Premium	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)

Mark Vadon	2007	4,500	720	-	5,220
Executive Chairman	2006	4,400	720	-	5,120
and Chairman of the Board

Diane Irvine	2007	4,500	720	-	5,220
Chief Executive Officer	2006	4,400	720	-	5,120
and Director

Darrell Cavens	2007	4,500	720	-	5,220
Senior Vice President	2006	4,281	720	-	5,001

Robin Easton	2007	-	240	-	240
Chief Financial Officer	2006	-	-	-	-

Susan Bell	2007	4,500	720	-	5,220
Senior Vice President	2006	4,323	720	1,596	6,639

Dwight Gaston	2007	4,500	720	-	5,220
Senior Vice President	2006	4,181	720	-	4,901

(1)	Represents matching contribution under our 401(k) Plan. Our matching contribution for the 401(k) Plan has a four-year vesting period whereby 25% of such contribution vests annually.
(2)	All of our employees receive a $60 monthly transportation allowance.
(3)	Represents the amount of annual health and dental insurance premiums paid on behalf of Sue Bell’s spouse and dependents above the amount paid to employees under our health and dental benefits program.

The following table supplements the “Summary Compensation Table” by providing additional information about plan-based compensation earned by our named executive officers for the fiscal year ended December 30, 2007.

Grants of Plan-Based Awards for Fiscal 2007 Table

		Estimated Future Payouts
		Under Non-Equity
		Incentive Plan Awards (1)
					All Other
					Option
					Awards:	Exercise	Grant Date
					Number of	or Base	Fair Value
					Securities	Price of	of Stock
					Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date (2)	($)	($) (3)	($) (4)	(#) (5)	($/Sh)	($) (6)

Mark Vadon	08/29/07				60,000	83.81	1,868,880
Executive Chairman and Chairman of the Board		-	289,000	578,000

Diane Irvine (7)	08/29/07				45,000	83.81	1,401,660
Chief Executive Officer, President and Director		-	233,667	467,333

Darrell Cavens (8)	08/29/07				22,000	83.81	685,256
Senior Vice President		-	85,333	170,667

Robin Easton (9)	09/10/07				33,310	75.85	926,654
Chief Financial Officer		-	33,333	66,667

Susan Bell (10)	08/29/07				17,000	83.81	529,516
Senior Vice President		-	67,083	134,166

Dwight Gaston (11)	08/29/07				17,000	83.81	529,516
		-	72,917	145,834

(1)	In determining the 2007 bonus awards for each of the named executive officers, the Compensation Committee reviewed our actual 2007 performance against our pre-established: (1) Adjusted EBITDA target, (2) revenue target, (3) earnings per share target, (4) free cash flow target and (5) individual performance objectives. See the Compensation Discussion and Analysis for additional information and analysis.
(2)	The options vest as to 1/4 of the shares of common stock underlying the options on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter.
(3)	This column sets forth the target amount of each named executive officer’s cash incentive bonus for 2007 as established by the Compensation Committee. The amount of bonus actually paid under the plan is reflected in the Summary Compensation Table above.
(4)	Each named executive officer was entitled to receive up to a maximum of 200% of the target bonus award depending upon the achievement of certain financial and individual performance objectives.
(5)	Option awards granted to named executive officers in fiscal year 2007 were issued under our 2004 Equity Incentive Plan.
(6)	The amounts represent the full grant date fair value of the awards computed in accordance with Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 6 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 30, 2007, as filed with the Securities and Exchange Commission on February 27, 2008 (File No. 000-50763).
(7)	Ms. Irvine’s target bonus award was $186,000 for January 2007. The Compensation Committee increased her bonus target award beginning February 6, 2007 to $238,000 in connection with her promotion to President.

(8)	The Compensation Committee increased Mr. Cavens’s incentive target from 35% to 38% of base salary during fiscal year 2007 based on its competitive analysis and an increase in Mr. Cavens’s responsibilities. The incentive target for the year was pro-rated based on the date of the adjustment.
(9)	Pursuant to Mr. Easton’s employment agreement, for fiscal year 2007 he was eligible to receive $100,000 on an annualized basis beginning in his month of hire, which was September 2007.

(10)	The Compensation Committee increased Ms. Bell’s incentive target from 29% to 37% of base salary during fiscal year 2007 based on its competitive analysis. The incentive target for the year was pro-rated based on the date of the adjustment.
(11)	The Compensation Committee increased Mr. Gaston’s incentive target from 35% to 37% of base salary during fiscal year 2007 based on its competitive analysis. The incentive target for the year was pro-rated based on the date of the adjustment.

Stock Options Outstanding And Exercises

We grant stock options to executive officers under our 2004 Equity Incentive Plan. Prior to the adoption of the 2004 Equity Incentive Plan, we granted options to our executive officers under our 1999 Equity Incentive Plan. As of March 13, 2008, (i) options to purchase a total of 1,675,090 shares were outstanding under the 2004 Equity Incentive Plan and options to purchase 3,382,435 shares remained available for grant under the 2004 Equity Incentive Plan; and (ii) options to purchase a total of 479,721 shares were outstanding under the 1999 Equity Incentive Plan and options to purchase 0 shares remained available for grant under the 1999 Equity Incentive Plan. We have never granted any stock appreciation rights.

The following table provides information regarding unexercised stock options held by each of the named executive officers as of December 30, 2007.

Outstanding Equity Awards At Fiscal Year-End 2007

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#)	(#) (1)		Exercise	Expiration
				Price	Date
Name	Exercisable	Unexercisable		($) (2)	(1)

Mark Vadon	130,000	-		0.275	2/25/2012
Executive Chairman and Chairman of the Board	100,000	-		8.75	10/9/2013
	150,000	30,000		30.00	7/27/2014
	68,250	48,750		32.97	8/30/2015
	75,000	125,000		31.26	5/31/2016
	-	60,000		83.81	8/28/2017

Diane Irvine	33,055	-		0.25	2/25/2012
Chief Executive Officer, President and Director	40,000	-		8.75	10/9/2013
	54,166	10,834		30.00	7/27/2014
	36,166	25,834		32.97	8/30/2015
	37,500	62,500		31.26	5/31/2016
	-	45,000		83.81	8/28/2017

Robin Easton	-	33,310	(3)	75.85	9/9/2017
Chief Financial Officer

Susan Bell	8,152	-		0.25	10/4/2011
Senior Vice President	10,000	-		0.25	10/15/2012
	6,000	-		8.75	10/9/2013
	4,166	834		30.00	7/27/2014
	16,916	12,084		32.97	8/30/2015
	11,250	18,750		31.26	5/31/2016
	-	17,000		83.81	8/28/2017

Darrell Cavens	4,700	-		0.25	2/25/2012
Senior Vice President	1,800	-		0.25	10/15/2012
	16,000	-		8.75	10/9/2013
	20,833	4,167		30.00	7/27/2014
	11,666	8,334		32.97	8/30/2015
	11,250	18,750		31.26	5/31/2016
	-	22,000		83.81	8/28/2017

Dwight Gaston	3,000	-		0.25	2/25/2012
Senior Vice President	4,800	-		0.25	10/15/2012
	26,065	1,135		8.75	10/9/2013
	12,750	5,250		30.00	7/27/2014
	11,250	8,750		33.81	9/8/2015
	11,250	18,750		31.26	5/31/2016
	-	17,000		83.81	8/28/2017

(1)	The options expiring in 2011, 2013, 2014, 2015, 2016 and 2017 vest as to 1/4 of the shares of common stock underlying the options on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter. Options expiring on 10/15/2012 also vest as to 1/4 of the shares of common stock underlying the options on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter. Options expiring on 2/25/2012 were granted in connection with an option cancellation and re-grant program. Pursuant to this program, the vesting date of the options expiring on 2/25/2012 are tied to the initial grant date of the options. Each of the options expiring in 2013, 2012 and 2011 are fully vested as of December 30, 2007, except for Mr. Gaston’s option expiring on 10/9/2013. This option fully vests on 2/21/2008.

The vesting date of each option is listed in the table below by expiration date:

Expiration Date		Vesting Date
08/28/2017		08/29/2011

05/31/2016		06/01/2010

09/08/2015		09/09/2009

08/30/2015		08/26/2009

07/27/2014	*	08/26/2008

10/09/2013	**	08/26/2007

*	The vesting date for Mr. Gaston’s option expiring on 7/27/2014 is 2/21/2009. His vesting date is different because he took a leave of absence in 2005, during which time his options stopped vesting.
**	The vesting date for Mr. Gaston’s option expiring on 10/9/2013 is 2/21/2008. His vesting date is different because he took a leave of absence in 2005, during which time his options stopped vesting.
(2)	Represents the fair market value of a share of our common stock on the grant date of the option.
(3)	Mr. Easton served as our Chief Financial Officer from September 2007 to March 2008. His initial option grant of 33,310 expiring on 9/9/2017 was terminated following his resignation.

The following table shows the number of shares acquired pursuant to the exercise of options by each named executive officer during fiscal year 2007 and the aggregate dollar amount realized by the named executive officer upon exercise of the option. None of the named executive officers had any vesting of restricted stock awards during fiscal year 2007.

Option Exercises Table in 2007

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name	(#)	($)

Mark Vadon	-	-
Executive Chairman and Chairman of the Board

Diane Irvine	60,000	3,991,177
Chief Executive Officer, President and Director

Darrell Cavens	27,500	1,660,559
Senior Vice President

Robin Easton	-	-
Chief Financial Officer

Susan Bell	54,988	3,492,325
Senior Vice President

Dwight Gaston	8,700	761,548
Senior Vice President

Report of the Compensation Committee of the Board of Directors

As part of fulfilling its responsibilities, the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the fiscal year ended December 30, 2007 with management. Based on the Compensation Committee’s review of the CD&A and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the CD&A for the fiscal year ended December 30, 2007 be included in this proxy statement for filing with the Securities and Exchange Commission.

Date: April 18, 2008

Respectfully submitted,

Steve Scheid (Chairman)
Joseph Jimenez
Joanna Strober

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, as amended, and is not to be incorporated by reference into any filing of Blue Nile, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Directors

Non-Employee Director Compensation
Only non-employee directors are compensated for serving as our directors. Our compensation policy for non-employee directors is established by the Board of Directors upon recommendation by our Compensation Committee and is designed to attract and retain the services of experienced executives with complementary skill sets, and to align the interests of our directors with that of our stockholders.

Cash Compensation.  The table below sets forth the cash compensation for which our non-employee directors are eligible:

Annual Cash Compensation	Cash ($)

Annual Retainer (1)	30,000

Fee for Committee Service (2)	3,000

Audit Committee Chair Fee	2,000

(1)	The annual retainer is paid in quarterly installments. At the discretion of our Board of Directors, directors may be permitted to forego all or a portion of their annual retainer for service on the Board of Directors in exchange for a grant or grants of restricted stock under our 2004 Equity Incentive Plan having a fair market value equal to the amount of foregone cash compensation. The fair market value of the amount of foregone cash is determined based on the closing price of our common stock on the second day following our quarterly public announcement of our financial earnings. Our policy for the timing of such determination is to provide for a price that reflects the dissemination of material information and a fair representation of the market’s collective view of our financial results and performance.
(2)	Annual fee for service on any committee.

Equity Compensation.  Non-employee directors are eligible for grants pursuant to our 2004 Non-Employee Directors’ Stock Option Plan, or Directors’ Plan. The table below sets forth the equity compensation for which our non-employee directors are eligible:

Equity Compensation	Equity (#)

Initial Option Grant (1)	11,250

Annual Option Grant (2)	2,250

Option Grant Upon Full Vesting of Initial Option Grant (3)	9,000

(1)	Each director receives an initial option grant upon joining the Board of Directors. The initial grant vests monthly with respect to 1/30th of the shares subject to the grant for the first 12 months following the date such director joins the Board of Directors and 1/60th of the shares subject to the grant for the subsequent 36 months. These option grants cease vesting as of the date a non-employee director no longer serves on the Board of Directors. Upon joining our Board of Directors on October 30, 2007, we awarded each of Mr. Potter and Mr. Scheid an option to purchase 11,250 shares of our common stock. The exercise price of each of these initial grants is $80.30, which was the closing price of our common stock on the day prior to the grant.

(2)	Each non-employee director receives an annual option grant on the date following each Annual Meeting of Stockholders, which is reduced pro rata for each full quarter prior to the grant date during which the director did not serve as a non-employee director. The annual grant vests monthly from the date of the grant for one year. These option grants cease vesting as of the date a non-employee director no longer serves on the Board of Directors. On May 23, 2007, the day following our 2007 Annual Meeting of Stockholders, we awarded each of Mr. Carlborg, Ms. Strober, Ms. Saunders and Ms. Taylor an option to purchase 2,250 shares of our common stock. The exercise price of these 2007 annual grants is $53.17, which was the closing price of our common stock on the day prior to the grant date. The unvested portion of the annual grant issued to Ms. Saunders was terminated following her resignation from the Board of Directors on October 1, 2007. Mr. Jimenez did not receive an annual grant because pursuant to his employment terms with Novartis AG, Mr. Jimenez may not receive compensation for serving on the

Board of Directors. His cash compensation is paid directly to Novartis, and he foregoes his equity compensation (equity for serving on the Board of Directors is not paid to either Mr. Jimenez or Novartis AG).

(3)	Each non-employee director receives an option grant upon full vesting of the initial stock option grant. This grant vests monthly in equal amounts from the date of the grant for four years. These options cease vesting as of the date a non-employee director no longer serves on our Board of Directors. We did not award any such option grants in 2007.

2007 Compensation for Non-Employee Directors.  The following table summarizes the compensation paid by us to our non-employee directors during the fiscal year ended December 30, 2007.

2007 Director Compensation Table

		Fees Earned or		Stock	Option
		Paid in Cash		Awards	Awards	Total
Name		($) (1)		(#) (2)	($) (3)	($)

Eric Carlborg	(4)	35,000		-	108,275	143,275
Joseph Jimenez	(5)	33,000	(6)	-	30,262	63,262
Brian McAndrews	(7)	1,549		14,951	18,319	34,819
Michael Potter	(8)	8,250		-	25,241	33,491
Anne Saunders	(9)	2,374		22,376	68,473	93,223
Steve Scheid	(10)	8,250		-	25,241	33,491
Joanna Strober	(11)	3,195		29,805	57,179	90,179
Mary Alice Taylor	(12)	3,195		29,805	57,179	90,179

(1)	Includes the annual cash retainer and fees for serving on a committee. Directors may elect to receive their annual retainer in cash or stock.
(2)	Mr. McAndrews, Ms. Saunders, Ms. Strober and Ms. Taylor each elected to receive their annual retainer (paid quarterly) in shares of common stock plus cash in lieu of any fractional share. The fair market value of the amount of foregone cash compensation for each quarterly installment is determined based on the closing price of our common stock on the second day following our quarterly public announcement of our financial earnings.
(3)	The amounts included in the “Option Awards” column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the directors in 2007 as well as in prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 6 of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 30, 2007, as filed with the Securities and Exchange Commission on February 27, 2008 (File No. 000-50763). See Grants of Plan-Based Awards for Fiscal 2007 Table included herein for information on options granted in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.
(4)	Mr. Carlborg was granted an option to purchase 2,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $44,713. As of December 30, 2007, Mr. Carlborg held a total of 1,000 shares of common stock and options to purchase 14,584 shares of common stock. Mr. Carlborg’s option award amount is higher than Mr. Jimenez, Mr. Andrews, Ms. Strober and Ms. Taylor because his initial grant (the largest grant) had a higher fair value at the grant date and therefore had more stock-based compensation expense related to the grant than the initial grants for these other directors (the initial grants for these other directors were issued prior to our initial public offering, and thus had a lower fair value when issued). Mr. Carlborg’s option award is higher than Ms. Saunders primarily because upon Ms. Saunders’ termination from the Board of Directors, her unvested options were cancelled resulting in a lower expense in 2007, and she received fewer option grants than Mr. Carlborg because she served on the Board of Directors for a shorter tenure. In comparison to Mr. Potter and Mr. Scheid, Mr. Carlborg’s option award has a higher fair value because he was issued an initial option to purchase 20,000 shares of common stock and Mr. Potter and Mr. Scheid’s initial option grants were for 11,250 shares of common stock. In July 2006, the Compensation Committee changed the amount of the initial option grant from 20,000 to 11,250.

(5)	Pursuant to the terms of Mr. Jimenez’s employment with Novartis AG, he is not permitted to accept compensation directly for serving on our Board of Directors. Therefore, since joining Novartis AG in April 2007, cash compensation earned by Mr. Jimenez has been paid directly to Novartis AG, and he has foregone his equity compensation. As of December 30, 2007, Mr. Jimenez held a total of 5,671 shares of common stock and options to purchase 14,000 shares of common stock.
(6)	$8,250 was paid directly to Mr. Jimenez and $24,750 was paid directly to Novartis AG.
(7)	Mr. McAndrews did not stand for re-election at the 2007 Annual Meeting of Stockholders. He did not receive an option to purchase common stock in fiscal year 2007. As of December 30, 2007, Mr. McAndrews did not hold any shares of common stock or options to purchase shares of common stock.
(8)	Mr. Potter was granted an option to purchase 11,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $384,821. As of December 30, 2007, Mr. Potter did not hold any shares of common stock and held options to purchase 11,250 shares of common stock.
(9)	Ms. Saunders was granted an option to purchase 2,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $44,713. Ms. Saunders resigned from the Board of Directors on October 1, 2007. As of December 30, 2007, Ms. Saunders did not hold any shares of common stock or options to purchase shares of common stock.
(10)	Mr. Scheid was granted an option to purchase 11,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $384,821. As of December 30, 2007, Mr. Scheid did not hold any shares of common stock and held options to purchase 11,250 shares of common stock.
(11)	Ms. Strober was granted an option to purchase 2,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $44,713. As of December 30, 2007, Ms. Strober held a total of 2,701 shares of common stock and options to purchase 9,250 shares of common stock.
(12)	Ms. Taylor was granted an option to purchase 2,250 shares of common stock in fiscal year 2007 with a grant date fair value, computed in accordance with Statement of Financial Accounting Standards No. 123R, of $44,713. As of December 30, 2007, Ms. Taylor held a total of 4,864 shares of common stock and options to purchase 30,250 shares of common stock.

Change-in-Control. In the event of a merger with or into another corporation or a consolidation, acquisition of our assets or other change-in-control transaction, the vesting of options granted to non-employee directors under our 1999 Equity Incentive Plan and all options granted under our Directors’ Plan will accelerate in full for the directors who are then providing services to us or our affiliates.

Transactions with Related Persons

Related Person Transactions Policy and Procedures

In February 2007, the Audit Committee adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions”. For purposes of this policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director shall not be considered related person transactions under the policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under our Related Person Transactions Policy, where a transaction has been identified as a related person transaction, our management presents such related person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation includes, to the extent reasonably available, (a) a description of (i) the parties thereto; (ii) the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to assess such interests; and (iii) the material facts of the proposed related person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved; (b) an assessment of (i) the benefits to us of the proposed related person transaction; and (ii) whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and (c) management’s recommendation with respect to the proposed related person transaction. In the event the Audit Committee is asked to consider whether to ratify an ongoing related person transaction, in addition to the information identified above, the presentation includes a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction.

The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is, or may be, made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Annual Report on Form 10-K

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 30, 2007 is available on our website at http://investor.bluenile.com. A copy will be furnished without charge to stockholders of record upon request by mail to Investor Relations at Blue Nile, 705 Fifth Avenue South, Suite 900, Seattle Washington 98104.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Blue Nile, Inc., Corporate Secretary, at 705 Fifth Avenue South, Suite 900, Seattle, Washington 98104 or contact Terri Maupin, our Corporate Secretary, at (206) 336-6700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Diane Irvine
Chief Executive Officer and President

Seattle, Washington
April 18, 2008

Appendix A

Blue Nile, Inc.
2004 Equity Incentive Plan

Adopted by the Board of Directors: March 9, 2004
Approved By Stockholders: April 27, 2004

1.   Purposes.

(a)  Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)  Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) Restricted Stock Awards, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units and (v) Other Stock Awards.

(c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   Definitions.

(a)  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)  “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e)  “Code” means the Internal Revenue Code of 1986, as amended.

(f)  “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)  “Common Stock” means the common stock of the Company.

(h)  “Company” means Blue Nile, Inc., a Delaware corporation.

(i)  “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)  a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)  “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m)  “Director” means a member of the Board.

(n)  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)  “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p)  “Entity” means a corporation, partnership or other entity.

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)  “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)  “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(y)  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z)  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(bb) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Plan” means this Blue Nile, Inc. 2004 Equity Incentive Plan.

(ff) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(gg) “Restricted Stock Unit” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(kk) “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right and Other Stock Award.

(ll) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.   Administration.

(a)  Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) a Restricted Stock Award (including a stock bonus), (C) a Stock Appreciation Right, (D) Restricted Stock Unit, (E) an Other Stock Award, (F) cash and/or (G) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v)  To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)  Delegation to Committee.

(i)  General.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.   Shares Subject to the Plan.

(a)  Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Six Million Four Hundred Thousand (6,400,000) shares of Common Stock, plus an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on the first day of the fiscal year that begins on January 1, 2005 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014 (each such day, a “Calculation Date”), equal to five percent (5%) of the shares of Common Stock outstanding on each such Calculation Date (rounded down to the nearest whole share). Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than five percent (5%) of the shares of Common Stock Outstanding on the Calculation Date.

(b)  Reversion of Shares to the Share Reserve.  If any Stock Award granted under the Plan or under the Company’s 1999 Equity Incentive Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award granted under the Plan or under the Company’s 1999 Equity Incentive Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held the Participant (either by actual deliver or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan.

(c)  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

(a)  Eligibility for Specific Stock Awards.  Stock Awards may be granted to Employees, Directors and Consultants.

(b)  Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than Two Million Five Hundred Thousand (2,500,000) shares of Common Stock during any calendar year.

(c)  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.   Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated Nonstatutory Stock Options at the time of grant. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)  Term. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)  Exercise Price. The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)  Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) by a “net exercise” of the Option (as further described below) (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise” will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

(d)  Transferability. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)  Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such

Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g)  Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)  Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)  Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j)  Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.   Provisions of Stock Awards other than Options.

(a)  Restricted Stock Awards. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii)  Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by past services rendered to the Company or an Affiliate; or (iv) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be paid by deferred payment and must be paid in a form of consideration that is permissible under the Delaware Corporation Law.

(iii)  Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)  Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(v)  Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

(b)  Restricted Stock Units. Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall determine. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical; provided, however, that each Restricted Stock Unit agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. At the time of grant of a Restricted Stock Unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)  Vesting. At the time of the grant of a Restricted Stock Unit award, the Board may impose such restrictions or conditions to the vesting of the shares Restricted Stock Unit as it deems appropriate.

(iii)  Payment. A Restricted Stock Unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.

(iv)  Additional Restrictions. At the time of the grant of a Restricted Stock Unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit award after the vesting of such Award.

(v)  Dividend Equivalents. Dividend equivalents may be credited in respect of Restricted Stock Units, as the Board deems appropriate. Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit award to which they relate.

(vi)  Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement, Restricted Stock Units that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c)  Stock Appreciation Rights. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Rights agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right.

(ii)  Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii)  Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights agreement evidencing such Right.

(iv)  Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v)  Termination of Continuous Service. If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

(d)  Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.   Covenants of the Company.

(a)  Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.   Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  Miscellaneous.

(a)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)  Stockholder Rights. Subject to the further limitations of Section 7(b)(iv) hereof, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)  No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e)  Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.  Adjustments upon Changes in Stock.

(a)  Capitalization Adjustments. If, on or after the date the Plan is adopted by the Board, any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c)  Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)  Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.  Amendment of the Plan and Stock Awards.

(a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b)  Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)  No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)  Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.  Termination or Suspension of the Plan.

(a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.  Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.  Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	Mark Here for Address Change or	☐

Comments PLEASE SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL

ITEM 1. ELECTION OF DIRECTORS Nominees: 01 Mark Vadon 02 Eric Carlborg 03 Joanna Strober	☐	☐

Withheld for the nominees you list above: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2.	APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.	APPROVE THE COMPANY’S 2004 EQUITY INCENTIVE PLAN	☐	☐	☐
			YES	NO
	I plan to attend the meeting		☐	☐

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.

Signature(s) x	Dated	, 2008

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.
Internet or telephone vote authorizes the named proxies to vote in the same manner as if marked, signed and returned on the proxy card.

INTERNET http://www.proxyvoting.com/nile		TELEPHONE 1-866-540-5760
OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If voting by Internet or by telephone, you do NOT need to mail back the proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the Internet at http://investor.bluenile.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BLUE NILE, INC.

      The undersigned hereby appoints Mark Vadon and Diane Irvine, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Blue Nile, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 20, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Blue Nile, Inc. account online.
Access your Blue Nile,Inc. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Blue Nile, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
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TOLL FREE NUMBER: 1-800-370-1163